    As filed with the Securities and Exchange Commission on February 6, 2001
                                                                  File No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                            THE DOW CHEMICAL COMPANY
             (Exact name of registrant as specified in its charter)

                         Delaware                                               38-1285128
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)



                                2030 Dow Center
                            Midland, Michigan 48674
                    (Address of principal executive offices)

              The Savings and Investment Program for Employees of
        Union Carbide Corporation and Participating Subsidiary Companies
                            (Full title of the plan)

                               J. Pedro Reinhard
              Executive Vice President and Chief Financial Officer
                                2030 Dow Center
                            Midland, Michigan 48674
                    (Name and Address of Agent for Service)

                                 (517) 636-1000
         (Telephone Number, including area code, of Agent for Service)

                           -----------------------
                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                 Proposed         Proposed
                                                 Maximum           Maximum
 Title of Securities to      Amount to be     Offering Price       Aggregate          Amount of
      be Registered         Registered (1)      Per Share*      Offering Price*   Registration Fee
 ------------------------------------------------------------------------------------------------------------
Common Stock, $2.50 par           1,000,000
 value...................          Shares         $33.875         $33,875,000          $8,469

=============================================================================================================

* Pursuant to Rule 457(h)(1), the registration fee was computed on the basis of the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on February 2, 2001.

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Savings and Investment Program.
================================================================================

                                    PART II


                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by Dow with the Commission are incorporated herein by reference:

     (a) Dow's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the consolidated financial statements and the financial statement schedule included in such Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and have been so incorporated in this Registration Statement in reliance upon such report given upon the authority of said firm as experts in accounting and auditing);

     (b) Dow's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000;

     (c) Dow's Current Reports on Form 8-K dated January 24, February 11, March 6, May 11, June 14, July 24, September 5, September 27 and December 22, 2000 and February 5, 2001; and

     (d) The description of Dow's Common Stock, par value $2.50 per share, contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Act") and any amendments or reports filed for the purpose of updating that description.

     All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Under Article VI of the Restated Certificate of Incorporation, as amended, Dow may indemnify its Directors, officers, employees and agents to such extent as is permitted by the laws of the State of Delaware and as Dow's Bylaws may from time to time provide. Section 145 of the General Corporation Law of the State of Delaware empowers Dow to indemnify, subject to the standards and limitations therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of Dow or is or was serving as such with respect to another corporation or other enterprise at the request of Dow. Under Section VI of the Bylaws of Dow, Dow is required to indemnify its Directors, officers and employees to the full extent permitted by Delaware law whenever such a person is a defendant in any legal proceeding. Section VI also gives the Company discretion to indemnify Directors, officers, employees and agents in other legal proceedings to which they are made a party. Any indemnification of a Director, officer or employee or agent of the Company must be approved by the Board of Directors. Dow maintains a Directors' and officers' liability insurance policy that indemnifies Dow's Directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     (a)  See Index to Exhibits which is incorporated herein by reference.

     (b) The Registrant undertakes that it or its subsidiary will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided that, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to under Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant.  Pursuant to the requirements of the Securities Act of
      --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan on February 5, 2001.

                                        THE DOW CHEMICAL COMPANY


                                        By /s/ J. Pedro Reinhard
                                           ------------------------------------
                                           J. Pedro Reinhard
                                           Executive Vice President and Chief
                                           Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on February 5, 2001.


/s/ A.A. Allemang*                   Director and Executive
------------------------------       Vice President
A. A. Allemang


/s/ J.K. Barton*                     Director
------------------------------
J. K. Barton

/s/ F.H.Brod*                        Vice President and Controller
------------------------------       (Principal Accounting Officer)
F. H. Brod

/s/ D.T. Buzzelli*                   Director
------------------------------
D. T. Buzzelli

/s/ A.J. Carbone*                    Vice Chairman of the Board
------------------------------
A. J. Carbone

/s/ J.M. Cook*                       Director
------------------------------
J. M. Cook

/s/ J.C. Danforth*                   Director
------------------------------
J. C. Danforth

/s/ W.D. Davis*                      Director
------------------------------
W. D. Davis

/s/ B.H. Franklin*                   Director
------------------------------
B. H. Franklin

/s/ A.D.Gilmour*                     Director
------------------------------
A. D. Gilmour

/s/ M.D. Parker*                     Director, President and Chief Executive
------------------------------       Officer
M. D. Parker



/s/ J.P. Reinhard*                   Director, Executive Vice President and
--------------------------------     Chief Financial Officer
J. P. Reinhard

/s/ H.T. Shapiro*                    Director
--------------------------------
H. T. Shapiro

/s/ W.S. Stavropoulos*               Chairman of the Board
--------------------------------
W. S. Stavropoulos

/s/ P.G. Stern*                      Director
--------------------------------
P. G. Stern


*By: /s/ J. Pedro Reinhard
    -----------------------------
          J. Pedro Reinhard
          Attorney-in-Fact


     The Plan.  Pursuant to the requirements of the Securities Act of 1933, The
     --------
Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut on February 5, 2001.

                    The Savings and Investment Program for
                    Employees of Union Carbide Corporation
                    and Participating Subsidiary Companies


                    By:  /s/  W. R. Hutchison
                       ------------------------------------
                       W.R. Hutchison
                       Director - Corporation Benefit Plans

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number  Description of Document
------  -----------------------

4 The Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies

23 Consent of Deloitte & Touche LLP, independent auditors, to The Dow Chemical Company

24      Power of Attorney